As Filed with the Securities and Exchange Commission on March 21, 2014

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ISORAY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1458152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

350 Hills Street, Suite 106

Richland, WA 99354

(509) 375-1202

(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

Dwight Babcock, CEO

350 Hills Street, Suite 106

Richland, WA 99354

(509) 375-1202

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen R. Boatwright, Esq.

Alicia M. Corbett, Esq.

Keller Rohrback, L.L.P

3101 North Central Avenue, Suite 1400

Phoenix, Arizona 85012

(602) 248-0088

Facsimile Number: (602) 248-2822

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ 333-188579

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)

Common Stock ($0.001 par value)			$2,445,876.33	$315

(1)	The Registrant previously registered such indeterminate number of shares of the Registrant’s common stock and other securities having an aggregate offering price not to exceed $20,000,000 on a Registration Statement on Form S-3 (File No. 333-188579), which was declared effective on June 14, 2013. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional indeterminate number of shares of the Registrant’s securities as shall have an aggregate offering price not to exceed $2,445,876.33 are being registered hereunder. The proposed maximum offering price will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s securities that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Represents the registration fee only for the additional amount of shares of the Registrant’s common stock being registered hereby. The Registrant previously registered shares of the Registrant’s common stock pursuant to a Registration Statement on Form S-3 (File No. 333-188579), as amended, for which a fee of $2,728 was paid.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV.A. to Form S-3, we are filing this registration statement with the Securities and Exchange Commission, or SEC. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-3 (File No. 333-188579), which we filed on May 13, 2013, amended on May 28, 2013, and which the SEC declared effective on June 14, 2013 (the "Prior Registration Statement").

We are filing this registration statement for the sole purpose of increasing by $2,445,876.33, which represents less than 20% of the securities available for issuance under the Prior Registration Statement, the aggregate proposed maximum offering price of our securities to be registered. The information set forth in the Prior Registration Statement is incorporated by reference in this filing. The required opinion and consents are listed on the Exhibit Index attached to and filed with this registration statement.

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Exhibits.

Exhibit Number	Description

5.1	Opinion of Keller Rohrback, LLP.

23.1	Consent of Keller Rohrback, LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.2	Consent of DeCoria, Maichel & Teague, P.S., independent registered public accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richland, State of Washington, on March 21, 2014.

ISORAY, INC.

By:	/s/ Dwight Babcock
Chief Executive Officer

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Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dwight Babcock	President, Chief Executive Officer and
Dwight Babcock	Chairman of the Board of Directors (Principal Executive Officer)	March 21, 2014

/s/ Brien Ragle	Chief Financial Officer	March 21, 2014
Brien Ragle	(Principal Financial and Accounting Officer)

/s/ Thomas LaVoy	Director	March 21, 2014
Thomas LaVoy

/s/ Philip J. Vitale, M.D.	Director	March 21, 2014
Philip J. Vitale, M.D.

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